As filed  with the  Securities  and  Exchange  Commission  on  August  11,  2005
--------------------------------------------------------------------------------
                                                                     (333-60810)
                                                                     -----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         CALIFORNIA WATER SERVICE GROUP
                         ------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)


                                   77-0448994
                                   ----------
                     (I.R.S. Employer Identification Number)


    1720 North First Street, San Jose, California                 95112-4598
    ---------------------------------------------                 ----------
    (Address of principal executive offices)                      (Zip Code)


             California Water Service Group Long-Term Incentive Plan
             -------------------------------------------------------
                            (Full Title of the Plan)


                                 Richard D. Nye
                         California Water Service Group
                             1720 North First Street
                             San Jose, CA 95112-4598
                             -----------------------
                     (Name and address of agent for service)


                                 (408) 367-8200
                                 --------------
           Telephone Number, Including Area Code, of Agent For Service

                                EXPLANATORY NOTE

On May 11, 2001, the registrant filed a Registration Statement on Form S-8 (File No. 333-60810) to register 1,500,000 shares of its common stock issuable on exercise of stock options under its Long-Term Incentive Plan. Options to purchase 102,350 shares of common stock are outstanding under the Long-Term Incentive Plan and 44,650 shares have been issued on exercise of options. 1,350,000 shares remain available for future issuance.

On April 27, 2005, the registrant's stockholders approved the California Water Service Group Equity Incentive Plan which replaces the Long-Term Incentive Plan. The Equity Incentive Plan provides for the issuance of up to 1,000,000 shares of the registrant's common stock. No new awards will be made under the Long-Term Incentive Plan except the Long-Term Incentive Plan will continue to apply to the 102,350 options outstanding.

Pursuant to Section G. Securities Act Forms, Question 89 of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July
1997), and Instruction E to Form S-8, the registrant hereby carries forward from this registration statement to a new Registration Statement on Form S-8 being filed concurrently herewith, 1,000,000 shares of its common stock previously registered on the registration statement being amended hereby. As a result of the filing of this amendment, 455,350 shares of the registrant's common stock remain registered and unsold under Registration Statement 333-60810. Pursuant to the registrant's undertakings, any securities remaining unsold at the termination of the offering represented by Registration Statement 333-60810 will be removed from registration by means of a post-effective amendment.

                                   Signatures

The Registrant.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 11, 2005.


                                  CALIFORNIA WATER SERVICE GROUP



                                  By: /s/ Richard D. Nye
                                     -------------------
                                      Richard D. Nye
                                      Vice President, Chief Financial Officer
                                      and Treasurer

                                POWER OF ATTORNEY

     The officers and directors of California Water Service Group whose signatures appear below hereby constitute and appoint Peter C. Nelson and Richard D. Nye, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to Registration Statement on Form S-8 (File No. 333-60810) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                             Title
     ---------                             -----
/s/Peter C. Nelson                     President and Chief Executive         May 20, 2005
------------------                     Officer (Principal Executive
Peter C. Nelson                        Officer) and Director


/s/Richard D. Nye                      Vice President, Chief Financial       May 20, 2005
-----------------                      Officer and Treasurer (Principal
Richard D. Nye                         Financial and Accounting Officer)


/s/Robert W. Foy
----------------                       Director, Chairman of the Board       May 20, 2005
Robert W. Foy                          of Directors


/s/Douglas M. Brown                    Director                              May 20, 2005
-------------------
Douglas M. Brown


/s/Edward D. Harris, Jr., M.D.         Director                              May 20, 2005
------------------------------
Edward D. Harris, Jr., M.D.


/s/Bonnie G. Hill                      Director                              May 20, 2005
-----------------
Bonnie G. Hill


/s/David N. Kennedy                    Director                              May 20, 2005
-------------------
David N. Kennedy


     Signature                             Title
     ---------                             -----
/s/Richard P. Magnuson                 Director                              May 20, 2005
----------------------
Richard P. Magnuson


/s/Linda R. Meier                      Director                              May 20, 2005
-----------------
Linda R. Meier


/s/George A. Vera                      Director                              May 20, 2005
-----------------
George A. Vera

                                  EXHIBIT LIST
                                  ------------


4.1      Certificate  of   Incorporation   of  California  Water  Service  Group
         (incorporated by reference to Exhibit A of the registrant's Proxy Statement dated March 18, 1999*)

4.2 Restated By-laws of California Water Service Group as amended on January 26, 2000 (incorporated by reference to Exhibit 3-2 to the registrant's Current Report on Form 8-K dated January 26, 2000*)

4.3 California Water Service Group Long-Term Incentive Plan (incorporated by reference to Appendix A of the registrant's Proxy Statement dated March 17, 2000*)

5        Opinion of counsel as to the legality of securities being registered**

23.1     Consent of counsel (included in Exhibit 5)**

23.2     Consent of independent auditors**

24 Power of attorney (included in signature page of this amendment to registration statement)***

---------------------
*        File No. 001-13883.
**       Previously filed.
***      Filed herewith.


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